EXHIBIT 10.7

                            ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT ("Agreement") dated as of July 14, 2004, by Gold and Minerals Co. Inc. a Nevada corporation, or it's assigns ("Seller") Mr. Larry Lozensky (President) and EL Capitan Precious Metals, Inc., a Nevada corporation ("Buyer") Mr. Charles C. Mottley (CEO), is made with reference to the following facts.

A. Seller owns certain assets, including mining claims granted by the United States Bureau of Land Management (the claims) including rights under certain contracts, known as the Weaver Mine which is more fully set forth in Exhibit A attached hereto (the Quit Claim deed).

B. Buyer is desirous of acquiring the Purchased Assets and of assuming all of Sellers right, title and interest in and to the Weaver Creek mining claims.

NOW, THEREFORE, in consideration of the mutual agreements, warranties and representations contained in this agreement, the parties hereby agree as follows.

1. "Purchase Assets." Seller agrees to sell and transfer, and Buyer agrees to purchase the Purchased Assets free and clear of all liens, claims and encumbrances by delivery of a "Quit-Claim" deed substantially in the form of Exhibit A attached.

2. "Assignment of Rights." Seller will assign and Buyer will accept and assume all of Seller's rights, title and interest in and to the Weaver Creek mining claims.

3.1 "Purchase Price." The purchase price for the Purchased Assets shall be the issuance to Seller of One Million (1,000,000) shares of the common stock of EL Capitan Precious Metals, Inc. common stock effective immediately.

3.2 BUYER SHALL NOT ASSUME OR BE RESPONSIBLE FOR ANY LIABILITIES OR OBLIGATIONS OF SELLER INCLUDING WITHOUT LIMITATION, ANY LIABILITIES WHICH SELLER HAS OBLIGATED TO SATISFY PRIOR TO CLOSING DATE, OR FOR ANY FEDERAL, STATE OR LOCAL TAX LIABILITY OF THE SELLER.

4. Closing. The consummation of the transactions contemplated by the Agreement (the "Closing") will take place at the offices of Gold & Minerals Inc. July 14, 2004 or at such other date and time as Buyer and Seller agree (the "Closing Date"). At the closing, Seller shall deliver to Buyer the Quit-claim Deed, and such Bills of Sale, Assignments and Instruments of Transfer and Conveyance as shall be reasonably be required by Buyer for the transfer to Buyer of all right, title and interest of Seller in, to and under the Purchased Assets and the Mining Business. Each party shall also deliver to each other such Officer Certificates and other instruments as the other party shall reasonably request. Upon delivery of all of the foregoing, the Deposit shall be applied to, and Buyer shall make delivery of the Shares as provided in foregoing Section 3:1 and the transaction shall be closed.

5.    Other Agreements of the Seller.

(a) Investigation. Seller shall allow Buyer and its representatives and persons or entitles which may provide financing for Buyer in connection with the transactions contemplated hereby, at all reasonable times, full access during normal business hours to all stores, warehouses, operations, machinery equipment, inventories property, offices, books, contracts, commitments, records and affairs of the Seller and the Mining Business, and reasonable access to third parties having business dealings with the Seller, for the purpose of familiarizing themselves with the operation and conduct of all aspects of their business and for the purpose of reasonable inspection, examination, audit, counting and copying such access shall not unreasonably interfere with the operation and conduct of the Mining Business.

6. Representation of the Seller. Seller and the Principals hereby jointly and severally represent and warrant to Buyer as follows:

(a) Organization of Authority. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. This Agreement has been duly authorized by all requisite corporate action on the part of the Seller, and constitutes the valid, binding enforceable obligation of Seller and the Principals.

(b) Title to the Purchase Assets. Seller is the lawful owner and has good and marketable title to all of the Purchased Assets unto Buyer and its successors and assigns against claims of any third parties. Seller has authority to sell and transfer the Purchased Assets, which are (i) free and clear from any liens or encumbrances, and (ii) are in good operating condition and repair, ordinary wear and tear accepted and are usable in the ordinary course of business.

(c) Seller's Liabilities. Seller does not have any liability or obligation (direct or indirect, contingent or absolute, known or unknown, mature or unmatured of any nature whatsoever, whether arising out of contract, tort, statute or other ("Liabilities"), except (i) as specifically disclosed in Schedule _____ attached here to (ii) Liabilities incurred in the ordinary course of business which will not individually or in the aggregate be materially adverse to, or result in a material increase in the current or long term Liabilities or obligations of Seller. To the best knowledge of the Principals, upon due inquiry, there is no basis for assertion against Seller of any Liabilities accept for Liabilities.

(d) Compliance with Laws. Seller has complied with and is not in default under any applicable law, ordinance regulation or order, the violation of which would materially and adversely affect the Purchased Assets or Contracts. There is no litigation proceeding or investigation pending or known to be threatened which might materially and adversely effect the Purchased Assets, the Claims or the Mining Business. Seller holds all of the franchises, permits and licenses reasonably necessary to enable it to operate the Mining Business as presently conducted.

(e) The Claims. The claims are legal, valid, binding and enforceable claims granted by the United States Bureau of Land management to Seller and to the knowledge has any other party thereto, violated any provision thereof

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      and  complete  copies of all of the Claims  disclosed on Exhibit A of this
      Agreement have been delivered to Buyer. Except as set forth on Schedule _____ none of the Claims is subject to modification, lapse or termination not as the consent of any party required, as result of the execution and delivery of this agreement or the consummation of the transaction it contemplates.

(f) Taxes. Seller has duly filed all federal, state, local and foreign tax returns necessary to be filed by it and has duly paid all taxes (including any interest or penalties) which are or will be due or payable with respect to taxes. There are no known or proposed penalty, interest or deficiency assessments with respect to taxes that require payment by, relate to or could adversely affect the purchased assets.

(g) Real Estate and Leases. There is disclosed in Schedule _____ (a description of all real estate (including buildings and improvements) owned or leased by Seller according to the character of the property and the location thereof. Seller is not and, to the best knowledge of the Principals, no other party thereto, is in default in any material respect under any real property lease nor has any event occurred which with the passage of time or giving of notice or both would constitute such a default. No encumbrances have been placed, or have been permitted to be placed by the Principals, the Seller or any of their affiliates on the real property. Except as disclosed on Schedule ___ the real property and the buildings thereon owned or utilized by the Corporations in the conduct of the Corporations do not violate any building, zoning or other laws or ordinances, or any agreements, applicable thereto, and no notice of any such violation or claimed violation or of any condemnation proceedings has been received by the Seller or the Principals.

(h) Environmental Matters. Except as disclosed in Schedule _____ to the best knowledge of Seller and the Principals after due inquiry and investigation
      (i) the Purchased Assets materially comply with any law or regulation governing the protection of the environment (including air, water, soil and natural resources) or the use storage handling release or disposal of any hazardous or toxic substance ("Environmental Laws"), (ii) Seller has not received any written notice from any federal, state, county, municipal, local or foreign government and any governmental agency, bureau, commission, authority or body alleging that the Purchased Assets are in violation of any applicable Environmental Law, (iii) the Purchased Assets are not the subject of any court order administrative order or any decree existing under any Environmental Law, and (iv) to the Seller's knowledge the Acquired Assets have not been used for the generation, storage discharge or disposal of any Hazardous Substances as defined in and except as permitted under applicable Environmental Laws.

(i) Completeness of Statements. No representation or warranty in this Agreement and no statement set forth in any schedule attached hereto contains any untrue statement of any material fact, or omits to state any material fact necessary to make the statements contained therein not misleading.

(j) Operation in the Ordinary Course. During the period from December 31, 2002 to and including the Closing Date (i) the Mining Business has been operated in the usual regular and ordinary course, (ii) there has been no damage destruction or loss or any event materially adversely affecting the

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      assets or the  business  or Seller,  (iii) there has been no sale or other disposition of assets of the Mining Business of the kind and character of the Purchased Assets other than in the ordinary course of business and
      (iv) there has been no material change in the level of net working capital no incurrence on any funded debt from third party lenders and no dividends or other distributions to the shareholders of Seller (other than salaries in the ordinary course of business).

(k) Employment Matters. Seller is not a party to any contract with any labor organization, not has the Seller agreed to recognize any union or other collection bargaining unit, nor has any union or other collective bargaining unit been certified as representing any of the employees of the Seller with respect to the operation of the Business and as of the date of this Agreement, Seller is not experiencing any strikes, work stoppages, significant grievance proceedings or to the knowledge of Seller claims of unfair labor practices filed with respect to the operation of the Business. Seller does not have any "employee benefit plans" within the meaning of Section 3(3) of ERISA covering employees of Seller.

(l) Insurance. Schedule _____ contains a list of all insurance policies specifying (a) the insurer, (b) the amount of the coverage (c) the type of insurance (d) the policy number and (e) any currently pending claims thereunder (or claims asserted there under or under similar policies since January 1, 2000 maintained by or on behalf of the Seller on its properties, assets, business or personnel. all such policies are (and pending Closing will continue to be) in full force and effect, and Seller is not in default in any material respect with respect to any provision contained in any insurance policies nor has Seller failed to give any notice or present any claim there under in due and timely fashion. All premiums due and payable on such policies satisfying all requirements of applicable laws. Also set forth on Schedule _____ is a list of all types of liabilities against which the Seller is self-insured. The insurance coverage provided by the policies by the policies therein will not terminate or lapse or otherwise be affected by the transactions contemplated by this Agreement.

7. Representation of Buyer. Buyer represents and warrants to Seller that (i) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and (ii) this Agreement has been duly authorized by the Board of Directions of Buyer and constitutes the valid binding and enforceable obligation of Buyer, subject only to any requisite shareholder approvals with respect to the issuance of the Shares.

8. Indemnification. Seller and the Principals (solely in case of the Principals with respect to any going or negligently wrongful breach of any of the representations and warranties set forth in foregoing Section ____) covenant and agree with Buyer that they shall jointly and severally reimburse and indemnify and hold Buyer harmless from, against and in respect of any and all liabilities or obligations of Seller which: (a) shall have occurred, arising or existed prior to the date hereof (b) shall arise out of any breach of their representations warranties or covenants hereunder or (c) shall arise from any failure to comply with all applicable bulk sales and bulk sales tax laws affecting the transfers contemplated hereby. Buyer shall have the right to withhold a pro-rata portion of the Shares in satisfaction of, or as security for, the payment of any UN reimbursed claims of indemnity.

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9.    Conditions to Obligation of Buyer.  The obligations of Buyer hereunder are subject to the satisfaction of the following conditions, any one or more which may be waived in whole or in part by buyer.

(a) The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on and as of such date and Seller shall have duly performed or complied with all of the obligations to be performed or complied with by it under the terms of this Agreement on or prior to Closing and Buyer shall have received a certificate dated the Closing Date to such effect from Seller.

(b) There shall have been no material adverse change in the Purchased Assets or the Contracts.

(c) Seller shall have obtained such consents of third as may be necessary to transfer such of the Purchased Assets as require consents.

(d) Seller shall have paid, prior to or contemporaneously with the Closing, all accounts payable, trade creditors and other amounts owed to any third parties, and shall provide Buyer with a certified list thereof and a certificate dated the Closing Date to such effect from Seller and the Principals.

(e) Buyer shall be reasonably satisfied with the results of its investigation of Seller and the Business, as provided in foregoing section ______.

(f) Buyer shall be reasonable satisfied with the continuing employment status of the Principals and other key employees, pursuant to employment agreements reasonable satisfactory to Buyer, or otherwise.

(g) Buyer shall have obtained any requisite approvals of the transaction contemplated by this Agreement by its stockholders and

(h)   Buyer shall have received the following closing documents from Seller:

      (i) Good Standing Certificates. Certificates of legal existence and good standing dated within five (5) days prior to the Closing Date for Buyer from the State of Colorado.

      (ii) Certified Resolutions. Certified copies of resolutions of the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and all acts of Buyer required or advisable in connection with the transactions contemplated hereby.

      (iii) Certified Charter. A true and complete copy of the Certificate of Incorporation of Buyer, certified by the Secretary of State of Nevada and

      (iv) Other. Such other documents as counsel for the Seller shall reasonably request.

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10.   Conditions to Obligations of Seller and the Principals. The obligations of
      Seller and the Principals hereunder are subject to the satisfaction of the following conditions, any one or more of which may be waives in whole or part by them:

(a) The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on and as of such date, and Buyer shall have duly performed or complied with all of the obligations to be performed or complied with by it under the terms of this Agreement on or prior to Closing and Seller shall have received a certificate dated the Closing Date to such effect from Buyer.

(b)   Seller shall have received the following closing documents from Buyer.

      (i) Good Standing Certificates. Certificates of legal existence and good standing dated within (5) days prior to the Closing Date for Seller from the State of Nevada;

      (ii) Certified Resolutions. Certified copies of resolutions of the board of directors and shareholders of Seller authorizing the execution, delivery and performance of this Agreement and all acts of Seller required or advisable in connection with the transactions contemplated hereby;

      (iii) Certified Charter. A true and complete copy of the Certificate of Incorporation of Seller certified by the Secretary of State required or advisable in connection with the transactions contemplated hereby;

      (iv) Other. Such other documents as counsel for the Seller shall reasonably request.

11. Payment of Expenses. Regardless of whether the Closing shall occur, the Principals shall pay all expenses incurred by on their behalf or on behalf of the Seller (unless the parties shall have agreed, in writing prior to such expenses having been incurred, that such expenses are for the post-closing benefit of the Business, in which case the Buyer will pay (or permit Seller to pay) for such expenses), and Buyer shall pay all expenses incurred by or on behalf of Buyer in connection execution and delivery of this Agreement and the other agreements and documents referred to herein and the consummation of the transactions contemplated hereby and thereby. If and audit of the Business is required by Buyer, Seller at no additional expense to Buyer will assist with audit preparation by preparing work papers and lead sheets, and by providing other relevant services consistent with acceptable audit procedures with the preparation by preparing work papers and lead sheets and by providing other relevant services consistent with acceptable audit procedures.

12. Commissions and Finder's Fees. Buyer, on the one hand, and the Principal on behalf of themselves and the Seller, on the other hand, represent and warrant that none of them has retained or used the services of any individual, firm or corporation in such manner as to entitle such individual, firm or corporation to any compensation for broker's or finder's fees with respect to the transactions contemplated hereby for which the other may be liable.

13. Exclusivity; Termination; Highly Confident. For a period of sixty (60) days from the date of execution of this Agreement, neither Seller the Principals nor any of their employees or advisors will discuss the proposed transaction with any other party or otherwise promote, cooperate in or be involved in or encourage discussions regarding the sale of the stock or assets of Seller as contemplated herein. The parties agree to proceed expeditiously and in good faith to consummate the proposed transaction.

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14.  Governing  Law. The  Agreement  shall be construed in  accordance  with the internal laws of the State of Colorado.

15. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors of Seller, the Principals and Buyer. Neither party hereto may assign its right or obligations under this Agreement without the written consent of the other, which consent will not be unreasonably with held.

16. Entire Agreement. This Agreement sets forth the entire agreement and understanding of Seller, the Principals and Buyer with respect to the subject matter hereof and supercedes all prior contemporaneous written or oral agreements, understandings or representations which are not specifically contained herein. This Agreement may be amended or modified only by a written instrument signed by Seller, the Principal and Buyer.

17. Disputes. The parties agree to attempt to resolve any claim or dispute arising out of or relating to this Agreement by mediation and good faith reasonable negotiation prior to resorting to any litigation or other judicial process.

18. Publicity. No notices to third parties (including press releases) or to any employees, suppliers or customers of Buyer or Seller (other than key management and other persons whose knowledge is required), shall be made by any party hereto unless mutually agreed to, planned and coordinated jointly among the parties hereto.

19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same Agreement.



IN WITNESS WHEREOF, Seller, the Principals, and Buyer have executed this Agreement as of the date first above written.

El Capitan Precious Metals, Inc.                     Gold and Minerals Co. Inc.
("Buyers")                                                    ("Sellers")

By s/Charles C. Mottley                              BY s/Larry L. Lozensky
   ---------------------------------                    ------------------------
Its:     CEO, President                              Its:     President



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